UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2011

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Property Acquisition

On September 23, 2011 (the “Closing Date”), TNP Strategic Retail Trust, Inc. (the “Company”) acquired a fee simple interest in a multi-tenant necessity retail center located in Hesperia, California commonly known as Topaz Marketplace (the “Topaz Property”) through TNP SRT Topaz Marketplace, LLC (“TNP SRT Topaz”), a wholly owned indirect subsidiary of TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), pursuant to a Real Estate Purchase Agreement and Escrow Instructions, dated as of April 29, 2011, by and between TNP SRT Topaz and Hesperia – Main Street, LLC, a third party seller.

TNP SRT Topaz acquired the Topaz Property for an aggregate purchase price of approximately $13,500,000, exclusive of closing costs and certain fees payable to the seller, or approximately $268 per square foot. TNP SRT Topaz financed the payment of the purchase price for the Topaz Property with (1) proceeds from the Company’s initial public offering and (2) approximately $8,000,000 in funds borrowed under the Company’s existing revolving credit agreement (as amended from time to time, the “Credit Agreement”) with KeyBank National Association (“KeyBank”). For additional information on the terms of the funds borrowed under the Credit Agreement, see Item 2.03 below. An acquisition fee of approximately $337,500 is due and payable to the Company’s external advisor, TNP Strategic Retail Advisor, LLC (the “Advisor”), in connection with the acquisition of the Topaz Property.

The Topaz Property was constructed in 2008, is situated on approximately 6.09 acres of land and is comprised of approximately 50,359 square feet of leasable area and a 2,900 square foot fully improved developable pad site that may be ground leased or developed in the future. The Topaz Property was 100% leased as of the Closing Date and is anchored by a Fresh & Easy Neighborhood Market, the U.S. division of TESCO (“Fresh & Easy”), a supermarket chain with stores throughout the Western United States. Fresh & Easy is the largest tenant at the Topaz Property, occupying approximately 14,009 square feet, or approximately 28% of the rentable square feet at the Topaz Property. Other significant tenants at the Topaz Property include Wood Fire Grill Buffet, Pizza Factory, American General Financial Services, DaVita Dialysis and Metro PCS.

Management of Property

In connection with the closing of the acquisition of the Topaz Property, TNP SRT Topaz and TNP Property Manager, LLC (the “Property Manager”), an affiliate of the Company, entered into a Property and Asset Management Agreement (the “Management Agreement”), pursuant to which TNP SRT Topaz engaged the Property Manager to supervise, manage, lease, operate and maintain the Topaz Property. Pursuant to the Management Agreement, TNP SRT Topaz will pay the Property Manager an annual management fee (the “Management Fee”), payable in monthly installments, equal to 5.0% of Gross Revenue (as defined in the Management Agreement). In addition, upon a sale of the Topaz Property, TNP SRT Topaz will pay the Property Manager an amount equal to one monthly installment of the Management Fee as compensation for work to be performed by the Property Manager in connection with the sale and/or completion of managing matters relating to the tenants of the Topaz Property.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Topaz Property Loan

TNP SRT Topaz financed the payment of a portion of the purchase price for the Topaz Property with the proceeds of an advance in the original principal amount of $8,000,000 (the “Topaz Loan”) under the Credit Agreement. The Topaz Loan is designated as a borrowing under the A tranche of the Credit Agreement and bears interest at a variable rate of 5.5% per annum pursuant to the terms of the Credit Agreement. Subject to certain earlier repayments of amounts borrowed pursuant to the Temporary Increase (as defined below), the entire unpaid principal balance of the Topaz Loan and all accrued and unpaid interest thereon is due and payable in full on December 17, 2013, subject to extension to December 17, 2014 pursuant to the terms of Credit Agreement.

TNP SRT Topaz entered into a Joinder Agreement with KeyBank whereby TNP SRT Topaz agreed to become a party to the Credit Agreement as a Borrower (as defined in the Credit Agreement) and absolutely and irrevocably agreed to assume, on a joint and several basis with each other Borrower, all of the obligations of the Borrowers under the Credit Agreement. TNP SRT Topaz also entered into a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing made for the benefit of KeyBank with respect to the Topaz Property for purposes of securing the Borrowers’ obligations under the Credit Agreement.

In connection with the Topaz Loan, the Company, the Operating Partnership, TNP SRT Secured Holdings, LLC, a wholly owned subsidiary of the Operating Partnership (“TNP SRT Holdings”), and TNP SRT Moreno Marketplace, LLC (“TNP SRT Moreno”), TNP SRT San Jacinto, LLC (“TNP SRT San Jacinto”), TNP SRT Craig Promenade, LLC (“TNP SRT Craig Promenade”), TNP SRT Northgate Plaza Tucson, LLC (“TNP SRT Northgate”), TNP SRT Pinehurst East, LLC (“TNP SRT Pinehurst”) and TNP SRT Topaz, each a wholly owned subsidiary of TNP SRT Holdings (collectively, the “Indemnitors”), entered into an Environmental and Hazardous Substances Indemnity Agreement (the “Environmental Indemnity”), pursuant to which the Indemnitors have agreed, on a joint and several basis, to indemnify, defend and hold harmless KeyBank, each lender under the Credit Agreement and each of their respective parents, subsidiaries, affiliates, shareholders, directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any damages, losses, liabilities, claims, suits, costs or expenses of any kind that the Indemnified Parties may incur as a result of or arising directly or indirectly from or out of, among other things, (1) the release or threatened release of certain hazardous substances or wastes on, in, under or affecting the Topaz Property or emanating from the Topaz Property, (2) any material violation of any environmental laws applicable to the Topaz Property or TNP SRT Topaz, (3) any failure of TNP SRT Topaz to comply with the terms and conditions of the Environmental Indemnity in all material respects, and (4) the enforcement of the Environmental Indemnity.

Amendment of Credit Agreement

In connection with the Topaz Loan, the Company, the Operating Partnership, TNP SRT Holdings, TNP SRT Moreno, TNP SRT San Jacinto, TNP SRT Craig Promenade, TNP SRT Northgate, TNP SRT Pinehurst, TNP SRT Topaz, TNP Property Manager, the Advisor and KeyBank entered into a Fourth Omnibus Amendment and Reaffirmation of the loan documents relating to the Credit Agreement (the “Fourth Omnibus Amendment”). The Fourth Omnibus Amendment amended the Credit Agreement to increase the maximum aggregate commitment of KeyBank under the Credit Agreement from $38 million to $45 million (such increase the “Temporary Increase”). The Fourth Omnibus Amendment also amends the Credit Agreement to provide that the Temporary Increase (i) will be reduced on or prior to October 25, 2011 by an amount necessary to reduce the tranche A commitment to $43 million, at which point any amounts outstanding under the Credit Agreement in excess of $43 million will be due and payable in full, and (ii) will otherwise remain in effect until December 22, 2011, at which time any amounts outstanding under the Credit Agreement in excess of $35 million will become immediately due and payable in full.

The Fourth Omnibus Amendment also amends the Credit Agreement to provide that Borrower will pay to KeyBank (i) a $160,000 exit fee in the event that the Borrower obtains any replacement financing on the Topaz Property other than a commercial mortgage backed security loan from KeyBank or its affiliates, to be due and payable simultaneously with the closing of such replacement financing, and (ii) a $20,000 fee in connection with making the Topaz Loan available.

In connection with the Fourth Omnibus Amendment, TNP SRT Holdings, TNP SRT Moreno, TNP SRT San Jacinto, TNP SRT Craig Promenade, TNP SRT Northgate, TNP SRT Pinehurst, TNP SRT Topaz and KeyBank entered into an amendment to the revolving credit note in favor of KeyBank which evidences borrowings under the Credit Agreement (the “Note”) in order to increase the principal amount of the Note from $38 million to the lesser of (i) $45 million or (ii) the aggregate unpaid principal amount outstanding under the Note.

The material terms of the agreements related to the Topaz Loan and the Fourth Omnibus Amendment described herein are qualified in their entirety by the agreements attached as Exhibits 10.2 through 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 23, 2011, the Company distributed a press release announcing the completion of the acquisition of the Topaz Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits

Exhibit	Description

10.1	Property and Asset Management Agreement, dated September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and TNP Property Manager, LLC

10.2	Joinder Agreement, dated as of September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and KeyBank National Association

10.3	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of September 22, 2011, by TNP SRT Topaz Marketplace, LLC in favor of Commonwealth Land Title Company, for the benefit of KeyBank National Association

10.4	Environmental and Hazardous Substances Indemnity Agreement, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc., to and for the benefit of KeyBank National Association

10.5	Fourth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of September 22, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Topaz Marketplace, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC and KeyBank National Association

10.6	Second Amendment to Revolving Credit Note, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC and KeyBank National Association

99.1	Press Release dated September 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: September 28, 2011	By:	/s/ Jack Maurer
Jack Maurer
President

EXHIBIT INDEX

Exhibit	Description

10.1	Property and Asset Management Agreement, dated September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and TNP Property Manager, LLC

10.2	Joinder Agreement, dated as of September 22, 2011, by and between TNP SRT Topaz Marketplace, LLC and KeyBank National Association

10.3	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of September 22, 2011, by TNP SRT Topaz Marketplace, LLC in favor of Commonwealth Land Title Company, for the benefit of KeyBank National Association

10.4	Environmental and Hazardous Substances Indemnity Agreement, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP Strategic Retail Operating Partnership, L.P. and TNP Strategic Retail Trust, Inc., to and for the benefit of KeyBank National Association

10.5	Fourth Omnibus Amendment and Reaffirmation of Loan Documents, dated as of September 22, 2011, by and among TNP SRT Secured Holdings, LLC, TNP SRT Topaz Marketplace, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC, TNP SRT Pinehurst East, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., TNP Property Manager, LLC, TNP Strategic Retail Advisor, LLC and KeyBank National Association

10.6	Second Amendment to Revolving Credit Note, dated as of September 22, 2011, by and among TNP SRT Topaz Marketplace, LLC, TNP SRT Pinehurst East, LLC, TNP SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Moreno Marketplace, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Northgate Plaza Tucson, LLC and KeyBank National Association

99.1	Press Release dated September 23, 2011